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                                                                  EXHIBIT 10.1

                               FOURTH AMENDMENT TO
             THE AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN
                                OF STROUDS, INC.

         This Fourth Amendment to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc. is adopted as of June 30, 1999 by the Board of Directors (the "Board") of Strouds, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company maintains the Amended and Restated 1994 Equity Participation Plan of the Company, effective as of September 1, 1994, (hereinafter the "Plan"); and

         WHEREAS, pursuant to Section 10.2 of the Plan, the Board may amend the Plan from time to time;

         NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective June 30, 1999:

         1. Section 3.4(d) shall be amended and restated in its entirety as follows:

                  (d) During the term of the Plan, each person who is an Independent Director as of the date of the initial public offering of Common Stock automatically shall be granted an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering. When a person is initially elected to the Board following the date of the initial public offering of Common Stock and is then an Independent Director, each such new Independent Director automatically shall (i) be granted an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of his or her election to the Board, and (ii) an Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is re-elected to the Board. Members of the Board who are Employees who subsequently retire from the Company and remain on the Board will not receive an Option grant pursuant to Section 3.4(d)(i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in clause (ii) of the preceding sentence. All of the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

         2. Section 10.2 shall be amended by deleting the third sentence of the paragraph.

         I hereby certify that the foregoing Fourth Amendment to the Plan was duly adopted by the Board of Directors of Strouds, Inc. on June 30, 1999.

                                        By   /s/ Linda McNamara
                                           ----------------------
                                           Linda McNamara
                                           ASSISTANT SECRETARY